Exhibit 24.1

POWER OF ATTORNEY

October 20, 2011

We, the undersigned officers and directors of Wisconsin Energy Corporation (the “Company”), hereby severally constitute and appoint Gale E. Klappa, Frederick D. Kuester, and J. Patrick Keyes, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, a Registration Statement on Form S-3 relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 3,000,000 shares of the Company’s common stock, par value $.01 per share, for issuance under the Company’s Stock Plus Investment Plan (the “Registration Statement”), and any and all amendments to the Registration Statement, including any Registration Statement filed pursuant to Rule 462(b) of the Securities and Exchange Commission, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable the Company to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them, to said Registration Statement and any and all amendments thereto.

Signatures and Titles:

/s/ Gale E. Klappa	/s/ Robert A. Cornog
Gale E. Klappa, Chairman of the Board, President and Chief Executive Officer and Director – Principal Executive Officer	Robert A. Cornog, Director

/s/ Frederick D. Kuester	/s/ Curt S. Culver
Frederick D. Kuester, Executive Vice President and Chief Financial Officer – Principal Financial Officer	Curt S. Culver, Director

/s/ Stephen P. Dickson	/s/ Thomas J. Fischer
Stephen P. Dickson, Vice President and Controller – Principal Accounting Officer	Thomas J. Fischer, Director

/s/ John F. Bergstrom	/s/ Ulice Payne, Jr.
John F. Bergstrom, Director	Ulice Payne, Jr., Director

/s/ Barbara L. Bowles	/s/ Frederick P. Stratton, Jr.
Barbara L. Bowles, Director	Frederick P. Stratton, Jr., Director

/s/ Patricia W. Chadwick
Patricia W. Chadwick, Director